Exhibit 99.1

                                                INVESTOR RELATIONS CONTACT:
                                                                   Tim Iris
                                                      Phone: (631) 847-3169
                                                          tiris@gensemi.com
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                                                             MEDIA CONTACT:
                                                                George Sard
                                                                 David Reno
                                                           Jonas Leddington
                                                    Citigate Sard Verbinnen
                                                      Phone: (212) 687-8080

FOR IMMEDIATE RELEASE


      GENERAL SEMICONDUCTOR CORPORATION TO REVIEW ACQUISITION PROPOSAL


MELVILLE, NY (APRIL 3, 2001)--GENERAL SEMICONDUCTOR, INC. (NYSE:SEM), a leading manufacturer of power management devices, confirmed today that it has received a letter from Vishay Intertechnology, Inc. (NYSE:VSH) expressing interest in acquiring General Semiconductor. Consistent with its fiduciary responsibility, the Board of Directors of General Semiconductor will review the proposal and will respond in due course.

ABOUT GENERAL SEMICONDUCTOR

General Semiconductor, Inc. is a market leader in the design, manufacture and distribution of power semiconductor components. The Company provides customers with a broad array of power management products including rectifiers, transient voltage suppressors, small-signal transistors, diodes and MOSFETs. Its global customer base includes original equipment manufacturers, electronic distributors and contract equipment manufacturers. Key markets for its products include automotive, computers, consumer and telecommunications equipment.

The information set forth above includes "forward-looking" information and, accordingly, the cautionary statements contained in Exhibit 99 to the Company's Form 10-K and Form 10-Q filings with the Securities and Exchange Commission are incorporated herein by reference. General Semiconductor's actual results could differ materially from the "forward-looking" information in this press release.

         VISIT GENERAL SEMICONDUCTOR ON THE WEB AT www.gensemi.com
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